UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 19, 2015
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The discussion of the Amended and Restated By-laws, as amended through February 20, 2015, set forth in response to Item 5.07 hereinbelow, is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Raymond James Financial, Inc. (the “Company”) was held on February 19, 2015. Proxies for the meeting were solicited by the Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect ten members of the Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the proxy statement, (3) ratify, on an advisory (non-binding) basis, the Director Qualification By-law Amendment, and (4) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, all of which matters were described in the proxy statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Directors. All ten (10) nominees for director were elected by a majority of the votes cast. With respect to each nominee, there were 17,506,287 broker non-votes. The table below sets forth the voting results for each director.

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions
Broader, Shelley G.	114,557,611	438,635	102,115
Edwards, Jeffrey N.	112,358,275	2,671,494	68,592
Esty, Benjamin C.	114,661,494	365,800	60,740
Godbold, Francis S.	108,857,488	6,179,498	61,375
James, Thomas A.	112,163,395	2,885,317	49,649
Johnson, Gordon L.	112,317,212	2,724,512	56,637
Reilly, Paul C.	112,367,684	2,665,231	65,446
Saltzman, Robert P.	96,904,313	17,661,838	532,210
Simmons, Hardwick	111,942,564	3,082,497	73,300
Story, Susan N.	112,379,353	2,621,224	97,784

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 98.89% of the votes cast. With respect to this proposal, there were 17,506,287 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
113,534,215	1,270,587	293,559

3. Advisory vote to ratify the Director Qualification By-law Amendment. Our shareholders rejected, on an advisory, non-binding basis, the proposal to ratify the Director Qualification By-law Amendment by a negative vote of 57.14% of the votes cast. With respect to this proposal, there were 17,506,287 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
49,244,240	65,661,849	192,272

In view of the vote, and in accordance with undertakings set forth in the proxy statement, the Board amended and restated the By-laws effective February 20, 2015. The Amended and Restated By-laws include amendments to Article III, Section 5, Additional Requirements For Valid Nomination of Candidates to Serve as Director and, if Elected, to Be Seated as Directors.

A copy of the Company’s Amended and Restated By-laws, as amended through February 20, 2015, is attached to this report as Exhibit 3.2 and is incorporated herein by reference.

4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Our shareholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 by the affirmative vote of 97.58% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
129,332,500	3,195,316	76,832

Item 7.01 Regulation FD Disclosure

On February 24, 2015, the Company issued a press release announcing that the Board of Directors had declared a quarterly dividend of $0.18 per share for each outstanding share of common stock of the Company. The dividend is payable on April 15, 2015 to shareholders of record on April 1, 2015. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated By-Laws of the Company, as of February 20, 2015
99.1	Press release, dated February 24, 2015, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 24, 2015	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
Chief Financial Officer and Treasurer